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                                                                     Exhibit 3.1

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/30/2002
 020275427 -- 3516509



                          CERTIFICATE OF INCORPORATION
                                       OF
                           NEW FRANK'S DELAWARE, INC.

      The undersigned, Thomas Finkelstein, a natural person (the "Sole Incorporator"), for the purposes of incorporating and organizing a corporation under the Delaware General Corporation Law, does execute this Certificate of Incorporation and does hereby certify as follows:

      ONE: The name of the Corporation is "New Frank's Delaware, Inc." (the "Corporation").

      TWO: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

      THREE: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

      FOUR: A. The total number of shares of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000), divided into the following classes:

            (i) Fifty Million (50,000,000) shares of Common Stock, par value of one tenth of one cent ($0.001) per share, the holders of which shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation (hereinafter referred to as "Common Stock"); and

            (ii) Ten Million (10,000,000) shares of Preferred Stock, par value of one tenth of one cent ($0.001) per shares (hereinafter referred to as "Preferred Stock").

            B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

            C. The Corporation shall not be authorized to issue non-voting capital stock to the extent prohibited by Section 1123(a)(6) of Title 11 of the United States Code (the "Bankruptcy Code"); provided, however, that this Section C will have no further force and effect beyond that required by Section 1123 of the Bankruptcy Code.
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                                    DELAWARE
                               -------------------      PAGE 1
                                THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NEW FRANK'S DELAWARE, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 2002, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


3516509  8100       [STATE SEAL]   /S/ HARRIET SMITH WINDSOR
                                   -------------------------
                                   HARRIET SMITH WINDSOR, SECRETARY OF STATE

 020275427
                                   AUTHENTICATION: 1752097

                                             DATE: 04-30-02
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     FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

           A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the By-laws. In addition to the powers and authority expressly conferred upon them by the DGCL, or by this Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders.

           B. The Board of Directors may adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation, and provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

           C. Election of directors need not be by written ballot unless the Bylaws so provide.

     SIX: The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

     SEVEN: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transactions from which such director derived an improper personal benefit. No amendment to or repeal of this Paragraph SEVEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

     EIGHT: A. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving
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(during his or her tenure as director and/or officer) at the request of the
Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended (but, in the case of any such amendment to the fullest extent permitted by law; only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors or administrators; provided, however, that, except as provided in paragraph B of this Paragraph EIGHT, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending or prosecuting any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Paragraph EIGHT or otherwise.

     B. Right of Claimant to Bring Suit. If a claim under paragraph A of this Paragraph EIGHT is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

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     C.   Non-Exclusivity of Rights. The rights conferred by this Paragraph
EIGHT shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the Corporation's Certificate of Incorporation or By-Laws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     D. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

     (i) the Corporation may purchase and maintain insurance on behalf of itself or any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of law; and

     (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     E. Indemnification of Employees and Agents of this Corporation. This Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation and persons serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case, to the fullest extent of the provisions of this Paragraph EIGHT or otherwise with respect to the indemnification and advance of expenses of directors and officers of the Corporation.

     F. Amendment. Any repeal or modification of this Paragraph EIGHT shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

  NINE: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provision of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the



                                       4

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stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, or the Corporation, as the case may be, and also on the Corporation.

          TEN: The Corporation reserves the right to alter, amend, rescind or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

          ELEVEN:  The Corporation expressly elects not to be governed by
Section 203 of the DGCL.

          TWELVE: The powers of the Sole Incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or the successors are elected and qualify, are:

          Stephen S. Fishman
          David Samber
          Aaron I. Fleishaker
          Joseph Nusim
          Gerald Hellerman

          c/o New Frank's Delaware, Inc.
          1175 West Long Lake Road
          Troy, Michigan 48098

          IN WITNESS WHEREOF, this Certificate of Incorporation has been subscribed this 30th day of April, 2002, by the undersigned who affirms that the statements herein are true and correct.


     By: /s/ Thomas Finkelstein
        _______________________
             Thomas Finkelstein
             Sole Incorporator